UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 13, 2021

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

983 University Avenue, Bldg. B

Los Gatos, California 95032

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2021, Aridis Pharmaceuticals, Inc. (the “Company”) executed a License Agreement effective July 12, 2021 (the “License Agreement”) with Medimmune Limited (“Medimmune”), pursuant to which Medimmune granted the Company an exclusive worldwide license for the development and commercialization of suvratoxumab, a Phase 3 ready monoclonal antibody targeting staphylococcus aureus alpha toxin (the “Licensed Product”).

As consideration for the License Agreement, Medimmune will receive 884,956 shares of the Company’s common stock (the “Shares”) and a $5,000,000 cash payment. As additional consideration, the Company will pay Medimmune milestone payments upon the achievement of certain regulatory approvals in an aggregate amount of up to $30 million and sales related milestone payments of up to $85 million. There are no development milestone payments. In addition, Medimmune is entitled to royalty payments based on aggregate net sales in the low to mid teens. In addition, until delivery of an interim data readout, or an interim futility analysis, from the first Phase 3 clinical study for any indication, Medimmune has a Right of First Negotiation regarding any commercial rights that the Company intends to sub-license. The Company shall (i) use commercially reasonable efforts to develop, obtain and maintain regulatory approvals for the Licensed Product in the United States and European Union and (ii) allocate sufficient time, effort, equipment, and skilled personnel to complete its development activities in accordance with the development plan and the timelines set forth therein. Either party may terminate the agreement in the event of a material breach of the agreement that has not been cured following written notice and a 90-day opportunity to cure such breach, and the Company may terminate the agreement for any reason upon 60 days prior written notice to Medimmune.

The above summary of the License Agreement above is not complete and is subject to the full terms and conditions of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Shares are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

.

Item 8.01	Other Events.

On July 19, 2021, the Company issued a press release announcing it entered into a license agreement with Medimmune. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1*	License Agreement between Medimmune Limited and Aridis Pharmaceuticals, Inc. dated as of July 12, 2021.
99.1	Press Release of Aridis Pharmaceuticals, Inc. dated July 19, 2021.

* Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2021	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer